   As filed with the Securities and Exchange Commission on December 23, 1997

                                                    Registration No. 333-
                                                                         -------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              -------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              JP Foodservice, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                       52-1634568
        ---------------------------------                 -------------------
        (State or other jurisdiction                      (I.R.S. Employer
        of incorporation or organization)                 Identification No.)

                           9830 Patuxent Woods Drive
                           Columbia, Maryland  21046
                   (Address of principal executive offices)

                             1980 Stock Option Plan
              1988 Stock Option and Compensation Plan, as amended
              Rykoff-Sexton, Inc. 1993 Director Stock Option Plan
             1995 Key Employees Stock Option and Compensation Plan
        Amended and Restated US Foodservice Inc. 1992 Stock Option Plan
        Amended and Restated US Foodservice Inc. 1993 Stock Option Plan Amended and Restated Management Stock Option Plan of WS Holdings Corporation
                           (Full title of the plans)

                               David M. Abramson
                   Senior Vice President and General Counsel
                              JP Foodservice, Inc.
                           9830 Patuxent Woods Drive
                           Columbia, Maryland  21046
                                 (410) 312-7100
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                            Richard J. Parrino, Esq.
                             Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                          Washington, D.C.  20004-1109
                                 (202) 637-5600

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                        Proposed                  Proposed
   Title of securities          Amount to be          maximum offering        maximum aggregate          Amount of
     to be registered           registered (1)        price per share          offering price        registration fee (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01                           9,932 (3)                $25.497         $   253,236.20               $    74.70
===========================================================================================================================
Common Stock,
par value $.01                         928,956 (4)                $33.387         $31,015,054.00                $9,149.44
===========================================================================================================================
Common Stock,
par value $.01                         140,759 (5)                $33.387         $ 4,699,520.70                $1,386.36
===========================================================================================================================
Common Stock,
par value $.01                          35,650 (6)                $29.839         $ 1,063,760.40                $  313.81
===========================================================================================================================
Common Stock,
par value $.01                         125,286 (7)                $13.600         $ 1,703,889.60                $  502.65
===========================================================================================================================

===========================================================================================================================
                                                        Proposed                  Proposed
   Title of securities          Amount to be          maximum offering        maximum aggregate          Amount of
     to be registered           registered (1)        price per share          offering price        registration fee (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01                         137,451 (8)             $20.348            $2,796,852.90             $   825.07
===========================================================================================================================
Common Stock,
par value $.01                          94,235 (9)             $12.142            $1,144,201.40             $   337.54
===========================================================================================================================
Total                                1,472,269                                   $42,676,515.20             $12,589.57
===========================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares of Common Stock stated, an indeterminate number of shares of Common Stock which by reason of certain events specified in each plan may become subject to such plans.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the amount of the registration fee.

(3) Represents the number of shares of Common Stock that may be purchased upon the exercise of stock options outstanding as of the date hereof under the 1980 Stock Option Plan, as assumed by the Registrant.

(4) Represents the number of shares of Common Stock that may be purchased upon the exercise of stock options outstanding as of the date hereof under the 1988 Stock Option and Compensation Plan, as assumed by the Registrant.

(5) Represents the number of shares of Common Stock that may be purchased upon the exercise of stock options outstanding as of the date hereof under the Rykoff-Sexton, Inc. 1993 Director Stock Option Plan, as assumed by the Registrant.

(6) Represents the number of shares of Common Stock that may be purchased upon the exercise of stock options outstanding as of the date hereof under the 1995 Key Employees Stock Option and Compensation Plan, as assumed by the Registrant.

(7) Represents the number of shares of Common Stock that may be purchased upon the exercise of stock options outstanding as of the date hereof under the Amended and Restated US Foodservice Inc. 1992 Stock Option Plan, as assumed by the Registrant.

(8) Represents the number of shares of Common Stock that may be purchased upon the exercise of stock options outstanding as of the date hereof under the Amended and Restated US Foodservice Inc. 1993 Stock Option Plan, as assumed by the Registrant.

(9) Represents the number of shares of Common Stock that may be purchased upon the exercise of stock options outstanding as of the date hereof under the Amended and Restated Management Stock Option Plan of WS Holdings Corporation, as assumed by the Registrant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been filed by JP Foodservice, Inc. (the "Company" or the "Registrant") with the Commission are hereby incorporated herein by reference.

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1997, as amended by Form 10-K/A-1 filed on October 24, 1997;

          (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1997;

          (c) the Company's Current Reports on Form 8-K dated June 30, 1997, September 3, 1997, November 5, 1997 and November 26, 1997;

          (d) the description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on December 19, 1996, including any amendments or reports filed for the purpose of updating such description; and

          (e) the description of the preferred share purchase rights attached to the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act on December 19, 1996, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act.)


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The registrant is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL provides for the indemnification, under certain circumstances, of any person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), brought or threatened involving such person because of such person's service as a director, officer, employee or agent of the corporation or such person's service in any such capacity with respect to another corporation or other entity at the request of such corporation.

          The registrant's Amended and Restated By-laws provide for the indemnification of the officers and directors of the registrant to the fullest extent permitted by the DGCL. Article XII of the registrant's Amended and Restated By-laws provides that each person who was or is made a party to (or is threatened to be made a party to) any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the registrant shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL against all expense, liability and loss (including, without limitation, attorneys' fees) incurred by such person in connection therewith, if such persons acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant and had no reason to believe that his conduct was illegal.

          Article XII of the registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the registrant's directors will not be personally liable to the registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duty as directors. However, nothing contained in such Article XII shall eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section

174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.


          The registrant maintains directors and officers liability insurance, which covers directors and officers of the registrant against certain claims or liabilities arising out of the performance of their duties.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.1 Rykoff-Sexton, Inc. 1980 Stock Option Plan (incorporated by reference from Rykoff-Sexton, Inc.'s Report on Form 10-K (Exchange Act File No. 0-8105) for the fiscal year ended May 1, 1993, as amended (the "1993 10-K")).

          4.2 Rykoff-Sexton, Inc. 1988 Stock Option and Compensation Plan, as amended (incorporated by reference from the 1993 10-K).

          4.3 Rykoff-Sexton, Inc. 1993 Director Stock Option Plan (incorporated by reference from Rykoff-Sexton, Inc.'s Report on Form 10-Q for the quarter ended October 30, 1993).

          4.4 1995 Key Employees Stock Option Agreement (incorporated by reference from Rykoff-Sexton, Inc.'s Registration Statement on Form S-4 (the "S-4"), as filed with the Securities and Exchange Commission on April 2, 1996, Registration No. 333-02715).

          4.5 Amended and Restated US Foodservice Inc. 1992 Stock Option Plan (incorporated by reference from Rykoff-Sexton, Inc.'s Registration Statement on Form S-8 dated May 17, 1996, as amended (the "1996 S-8")).

          4.6 Amended and Restated US Foodservice Inc. 1993 Stock Option Plan (incorporated by reference from the 1996 S-8).

          4.7 Amended and Restated Management Stock Option Plan of WS Holdings Corporation (incorporated by reference from the 1996 S-8).

          5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

          23.1  Consents of KPMG Peat Marwick LLP.

          23.2  Consent of Price Waterhouse L.L.P.

          23.3 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

          24 Power of Attorney (included in the signature page to this Registration Statement).

Item 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on this 23rd day of December, 1997.

                                    JP FOODSERVICE, INC.

                                    By: /s/ James L. Miller
                                       -------------------------------------
                                       James L. Miller
                                       President and Chief Executive Officer
                                           (Duly Authorized Officer)

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Miller, Lewis Hay, III and George T. Megas, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated below, on this 23rd day of December, 1997.

   Signature                               Title
   ---------                               -----

/s/ James L. Miller
--------------------------         President, Chairman and
James L. Miller                    Chief Executive Officer
                                 (Principal Executive Officer)


/s/ Lewis Hay, III
--------------------------        Executive Vice President and
Lewis Hay, III                     Chief Financial Officer
                                 (Principal Financial Officer)

/s/ George T. Megas
--------------------------          Vice President-Finance
George T. Megas                  (Principal Accounting Officer)

--------------------------              Director
Matthias B. Bowman


/s/ Michael J. Drabb
--------------------------              Director
Michael J. Drabb



--------------------------              Director
Albert J. Fitzgibbons


/s/ David M. Abramson
--------------------------              Director
David M. Abramson


/s/ Eric E. Glass
--------------------------              Director
Eric E. Glass


/s/ Mark P. Kaiser
--------------------------              Director
Mark P. Kaiser


/s/ Paul I. Latta, Jr.
--------------------------              Director
Paul I. Latta, Jr.


/s/ Dean R. Silverman
--------------------------              Director
Dean R. Silverman


--------------------------              Director
James I. Maslon



--------------------------              Director
James P. Miscoll


/s/ Jeffrey D. Serkes
--------------------------              Director
Jeffrey D. Serkes



--------------------------              Director
Neil I. Sell



--------------------------              Director
Mark Van Stekelenburg



--------------------------              Director
Bernard Sweet

                                 EXHIBIT INDEX

          4.1 Rykoff-Sexton, Inc. 1980 Stock Option Plan (incorporated by reference from Rykoff-Sexton, Inc.'s Report on Form 10-K (Exchange Act File No. 0-8105) for the fiscal year ended May 1, 1993, as amended (the "1993 10-K")).

          4.2 Rykoff-Sexton, Inc. 1988 Stock Option and Compensation Plan, as amended (incorporated by reference from the 1993 10-K).

          4.3 Rykoff-Sexton, Inc. 1993 Director Stock Option Plan (incorporated by reference from Rykoff-Sexton, Inc.'s Report on Form 10-Q for the quarter ended October 30, 1993).

          4.4 1995 Key Employees Stock Option Agreement (incorporated by reference from Rykoff-Sexton, Inc.'s Registration Statement on Form S-4 (the "S-4"), as filed with the Securities and Exchange Commission on April 2, 1996, Registration No. 333-02715).

          4.5 Amended and Restated US Foodservice Inc. 1992 Stock Option Plan (incorporated by reference from Rykoff-Sexton, Inc.'s Registration Statement on Form S-8 dated May 17, 1996, as amended (the "1996 S-8")).

          4.6 Amended and Restated US Foodservice Inc. 1993 Stock Option Plan (incorporated by reference from the 1996 S-8).

          4.7 Amended and Restated Management Stock Option Plan of WS Holdings Corporation (incorporated by reference from the 1996 S-8).

          5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

          23.1   Consent of KPMG Peat Marwick L.L.P.

          23.2   Consent of Price Waterhouse L.L.P.

          23.3 Consent of Hogan & Hartson L.L.P. (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

          24 Power of Attorney (included in the signature page to this Registration Statement).